Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statements on Form F-3 (File Nos. 333-229096 and 333-229096-01) of Petróleo Brasileiro S.A.—Petrobras and Petrobras Global Finance B.V. of our report dated April 26, 2017 relating to the financial statements, which appears in Petrobras’s Form 6-K filed February 28, 2019. We also consent to the reference to us under the heading “Experts” in such Pre-Effective Amendment No. 1 to the Registration Statements.

Rio de Janeiro, March 1, 2019

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Auditores Independentes